Exhibit 99.1

MCEWEN MINING: PROGRESS UPDATE

Operations Moving Forward, Future Growth Taking Shape, Financing Closed

TORONTO, January 29, 2021 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to provide an update on its progress so far this year along with a timeline for deliverables in 2021 and recent financing activities.

Timmins, Canada

The Fox Complex has a combined resource base of 3 million oz(1) of gold and we have ambitious plans for these assets. Independent technical consultants have been employed to develop a Preliminary Economic Assessment (PEA) to expand the production from the current short mine life producing 30-40,000 oz gold per year to a ten-year mine life with annual production of 100-150,000 oz gold per year. Early results are encouraging.

The turnaround at the Black Fox Mine is progressing, with development of the underground access to the Froome deposit ahead of schedule. The first ore from Froome is planned to be delivered to the mill later this quarter and commercial production is expected to begin in Q4 of this year.

Underground drilling at the Black Fox Mine continues to return encouraging high-grade intercepts that illustrate the potential of the mine. These recent results are from delineation drilling:

64.7 g/t gold over 2.0 m core length (1.0 m TW(2)) from hole 300-F892-03 (300 level West Flank)

50.8 g/t gold over 5.6 m core length (1.3 m TW) from hole 460-L249-02 (460 level Central Zone)

37.7 g/t gold over 2.6 m core length (1.0 m TW) from hole 460-L249-06 (490 level Central Zone)

12.7 g/t gold over 3.2 m core length (2.0 m TW) from hole 490-L310-14 (490 level Central Zone)

At the Stock property, surface exploration drilling is underway with three drills on the Stock West target, and one drill testing for the extension of economic mineralization below the historic workings of the Stock Mine. Assuming this drilling is successful in identifying sufficient gold to support a decision to re-open the historic Stock Mine, we are well positioned to act quickly and begin dewatering the mine in the second half of this year. Previously the mine was dewatered in just 4 months via the existing shaft workings.

Nevada, USA

On January 7th, we updated resource and reserve numbers for our Gold Bar Mine. As a result of the 16% overall reduction in estimated reserves, an updated Feasibility Study has been completed and the report will be published by February 23rd.

Exploration drilling has resumed on targets close to the mine. On our adjoining Tonkin property, we have an oxide deposit that we are assessing as a potential source of production that may also extend the mine life of Gold Bar.

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Argentina

The San José mine, which is operated by our joint venture partner Hochschild Mining, has resumed production after being temporarily closed during Q4 2020 due to government-imposed quarantine measures. The mine performed well in 2020 despite interruptions due to COVID-19 issues. We are pleased to report that we have just received our first dividend for the year from our 49% interest in the San José mine.

On January 20th, Hochschild released encouraging exploration drilling results from San José including: 1.3 m @ 13.8 g/t Au and 3,149 g/t Ag (SJD-2188, Ramal HVNX vein), and 1.6 m @ 5.6 g/t Au and 648 g/t Ag (SJD-2210, Isabel vein).

At our Los Azules copper project, we expect to provide an update on the construction of a new access road to the project in the coming months. This critical infrastructure would provide year-round access to the project, compared to the current road which is only passable 5 months of the year. The Los Azules PEA published in 2017 projected a robust operation at $3/lb copper. With the improving copper price, interest in the project has increased.

We are currently evaluating two alternatives to realize more value for our shareholders: one is pursuing a joint venture with a senior mining company to bring the project into production; and the other alternative is spinning out the asset into a new public company. Concurrently we are looking at opportunities to improve the economics of Los Azules with ore sorting technologies.

Mexico

The Fenix Feasibility study, that envisions a gold and silver mine with a 9.5-year life, will be published by February 15th. The project is turn-key with permits in hand, as well as an established local workforce.

FINANCING

We have closed the previously announced private placement offering (the “Offering”) of 12,600,600 flow-through common shares (within the meaning of subsection 66(15) of the Income Tax Act (Canada)) priced at US$1.01 (Cdn$1.29) per flow-through common share for total gross proceeds of US$12,689,000 (Cdn$16,254,774). The Offering was completed through a syndicate of underwriters led by Cantor Fitzgerald Canada Corporation as sole bookrunner and included H.C. Wainwright & Co., LLC and A.G.P./Alliance Global Partners.

The proceeds of the Offering will be used exclusively to fund development of the Froome deposit, which is part of the Fox Complex in Timmins, Ontario.

This press release is not an offer of common shares for sale in the United States. The common shares may not be offered or sold in the United States absent registration or an available exemption from the registration requirements of the US. Securities Act of 1933, as amended (the "U.S. Securities Act") and applicable U.S. state securities laws. McEwen will not make any public offering of the securities in the United States. The common shares have not been and will not be registered under the U.S. Securities Act, or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful.

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Notes:

1.	Resources and Reserves for all the McEwen Mining projects can be found on our website at: https://www.mcewenmining.com/operations/reserves-and-resources/default.aspx
2.	True widths (TW) of the drill hole core intercepts are estimated at this time.

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

Technical Information

The technical contents of this news release have been reviewed and approved by G. Peter Mah, P.Eng., COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Technical information pertaining to Black Fox Mine drilling results contained in this news release has been prepared under the supervision of Robert Glover, P.Geo. Mr. Glover is a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina.

CONTACT INFORMATION:

Investor Relations:	150 King Street West
(866)-441-0690 Toll Free	Suite 2800, P.O. Box 24
(647)-258-0395	Toronto, ON, Canada
M5H 1J9

Mihaela Iancu ext. 320

info@mcewenmining.com

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